UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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BioScrip, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIOSCRIP, INC.

100 Clearbrook Road

Elmsford, New York 10523

Dear BioScrip, Inc. Stockholder:

The Board of Directors of BioScrip, Inc. (the “Company”) has decided to amend Proposal 4 that is being submitted for stockholder approval at the 2014 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, May 8, 2014 at 9:30 a.m., local time. As originally described in the Company’s Proxy Statement dated March 31, 2014, Proposal 4 relates to approval of amendments to the BioScrip, Inc. 2008 Equity Incentive Plan (as amended and restated, the “2008 Plan”). Pursuant to the enclosed Supplement to Proxy Statement (the “Supplement”), Proposal 4 has been revised for the additional purpose of re-approving the material terms of the performance goals under the 2008 Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. Because Proposal 4 has been revised, the Company is providing additional information in the enclosed Supplement and an amended proxy card to allow stockholders to vote on the revised Proposal 4.

The date and place for the Annual Meeting has not changed.

PLEASE NOTE THAT WE HAVE ENCLOSED A REVISED PROXY CARD.

You may vote on all four proposals, as revised, by one of the alternatives described in the Proxy Statement. The receipt of your new proxy or voting instructions will revoke and supersede any proxy or voting instructions previously submitted.

Your vote on the revised Proposal 4 is important. If you have already voted by telephone or over the Internet, you may simply vote again, using the same procedures, in which case your later submitted vote will be recorded and your earlier vote revoked. If you have already voted and do not wish to change your vote, you do not need to do anything. Your previously submitted proxy or voting instructions will be tabulated as you instructed.

Please read the Proxy Statement that was previously made available to stockholders and the Supplement in their entirety, as together they contain information that is important to your decisions in voting at the Annual Meeting. For specific instructions on how to vote your shares, please follow the procedures outlined in the Proxy Statement previously made available to you. Thank you.

Sincerely,

Kimberlee C. Seah, Secretary

Elmsford, New York

April 10, 2014

AMENDED NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on May 8, 2014

To the Stockholders of BioScrip, Inc.:

Notice is hereby given that the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of BioScrip, Inc., a Delaware corporation (the “Company”), will be held at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591 on Thursday, May 8, 2014 at 9:30 a.m., local time, for the following purposes:

1. To elect ten directors named in the accompanying proxy statement, each to hold office for a term of one year or until their respective successors have been duly elected and qualified.

2. To hold a non-binding advisory vote to approve executive compensation.

3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

4. To approve amendments to the BioScrip, Inc. 2008 Equity Incentive Plan and to re-approve the material terms of the performance goals specified therein.

5. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 19, 2014 as the record date for determining stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.

The preceding items of business are more fully described in the Company’s Proxy Statement, dated March 31, 2014 (the “Proxy Statement”), and in the accompanying Supplement to Proxy Statement (the “Supplement”). We expect to mail the Supplement and this Amended Notice of Annual Meeting on or about April 10, 2014.

All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, please mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope to ensure your representation and the presence of a quorum at the Annual Meeting. Alternatively, you may vote by toll-free telephone call or electronically via the Internet by following the instructions on the enclosed proxy card. If you send in your proxy card, vote by telephone or via the Internet and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable as set forth in the Proxy Statement.

By order of the Board of Directors,

Kimberlee C. Seah, Secretary

Elmsford, New York

April 10, 2014

Important notice regarding availability of proxy materials for the Annual Meeting of Stockholders to be held on May 8, 2014: The Proxy Statement, Supplement, Proxy Card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are also available at www.proxyvote.com.

BIOSCRIP, INC.

100 Clearbrook Road

Elmsford, New York 10523

(914) 460–1600

SUPPLEMENT TO PROXY STATEMENT

FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2014

This Supplement to Proxy Statement (this “Supplement”) supplements and amends the proxy statement dated March 31, 2014 (the “Proxy Statement”) of BioScrip, Inc. (the “Company”) furnished to stockholders of the Company in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for the Company’s 2014 Annual Meeting of Stockholders and any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth in the accompanying Amended Notice of Annual Meeting. Capitalized terms used in this Supplement and not otherwise defined have the meaning given to them in the Proxy Statement. The Board solicits this proxy and urges you to vote immediately. This Supplement is being filed with the Securities and Exchange Commission (the “SEC”) and being made available to stockholders on or about April 10, 2014.

The Board has fixed the close of business on March 19, 2014 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Annual Meeting.

This Supplement is being furnished to provide additional information related to the revised Proposal 4 that the Board has recommended for stockholder approval at the Annual Meeting. In addition to the Proposal 4 amendments to the BioScrip, Inc. 2008 Equity Incentive Plan (as amended and restated, the “2008 Plan”), as originally described in the Proxy Statement, which remain unchanged, the revised Proposal 4 (as revised herein, “Proposal 4”) would also re-approve the material terms of the performance goals under the 2008 Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

This Supplement does not provide all of the information that is important to your decisions in voting at the Annual Meeting. Additional information is contained in the Proxy Statement. The revised proxy card enclosed with this Supplement differs from the proxy card previously attached to the Proxy Statement as filed with the SEC, in that the enclosed proxy card reflects the revised description of Proposal 4. You may vote on all four proposals by submitting the revised proxy card enclosed with this Supplement or submitting a proxy via the Internet or by telephone by following the procedures on your revised proxy card. The receipt of your new proxy will revoke and supersede any proxy previously submitted. If you have already voted and do not submit new voting instructions, your previously submitted proxy will be voted at the Annual Meeting as you instructed.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION, AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Amended and Supplemental Disclosure Concerning Proposal No. 4

The header at the top of page 15 of the Proxy Statement that reads “Proposal 4 – Approval of Amendments to the BioScrip, Inc. 2008 Equity Incentive Plan,” and the six subsequent paragraphs of the Proxy Statement are deleted in their entirety and replaced with the following text, ending immediately before the header “Background” on page 15 of the Proxy Statement:

PROPOSAL 4 – APPROVAL OF AMENDMENTS TO THE BIOSCRIP, INC. 2008 EQUITY INCENTIVE PLAN AND
RE-APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED THEREIN

To continue to (i) attract and retain key employees and directors, (ii) provide additional incentives to key employees and directors to increase the value of Common Stock, and (iii) provide key employees and directors with a stake in the future of the Company aligning management with the Company’s stockholders, the Board approved, and is asking the Company’s stockholders to approve, the following amendments to the 2008 Plan in order to rely upon the 2008 Plan as one of the benefits necessary to attract and retain highly qualified and motivated employees. In addition, the Board re-approved, and is asking the Company’s stockholders to re-approve, the material terms of the performance goals under the 2008 Plan so that certain awards under the 2008 Plan may qualify as performance-based compensation under Section 162(m) of the Code.

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Amendment No. 1 – Increase the Number of Shares Available for Issuance

Pursuant to Section 3.1 of the 2008 Plan, the maximum number of shares that may be issued thereunder is 6,855,000. As of March 19, 2014, the Company had already issued 5,784,977 shares under the 2008 Plan and 1,070,023 shares remained available for issuance. The Board believes the 2008 Plan is an integral component of the Company’s efforts to attract and retain key employees and directors and provides employees the opportunity to invest in shares of Common Stock at an attractive price. Accordingly, the Board has approved, and is asking the Company’s stockholders to approve, an amendment to Section 3.1 of the 2008 Plan to make an additional 2,500,000 shares available for issuance, bringing the total number of shares authorized for issuance immediately thereafter to 3,570,023 shares (“Amendment No. 1”).

Amendment No. 2 – Clarify that Dividends Will Not Be Paid with Respect to Unvested Awards

The Company has never paid cash dividends on the Common Stock, the Company’s senior credit facilities contain restrictions on payment of cash dividends, and the Company does not anticipate paying cash dividends in the foreseeable future. Nevertheless, to codify the Company’s current and intended practice, the Board has approved, and is asking the Company’s stockholders to approve, an amendment to Section 10.3 of the 2008 Plan to expressly provide that cash dividends or dividend equivalents may not be paid to holders of unvested restricted stock units, restricted stock grants and performance units until such awards are vested and non-forfeitable (“Amendment No. 2”). As a result of Amendment No. 2, unvested restricted stock units, restricted stock grants and performance units under the 2008 Plan would have no dividend equivalent rights associated with them prior to vesting. However, Amendment No. 2 would provide that dividends or dividend equivalents may be credited with respect to such awards, with payment subject to vesting.

Section 162(m) Re-approval of Material Terms of the Performance Goals

Stockholders are also being asked to re-approve the material terms of the performance goals that are a part of the 2008 Plan (each a “Performance Goal”) so that the Company may deduct from its U.S. Federal corporate income taxes the full amount of any incentive awards paid under the 2008 Plan that otherwise qualify as “qualified performance-based compensation” under Section 162(m) of the Code (the “Section 162(m) Re-approval”). There has been no change to the material terms of the Performance Goals from those previously approved by stockholders. The Board and the Compensation Committee have re-approved the material terms of the Performance Goals, subject to approval by stockholders. The Section 162(m) Re-approval does not affect the nature and amount of awards available for grant under the 2008 Plan.

If Section 162(m) Re-approval occurs, the Compensation Committee anticipates that any performance-based grants under the 2008 Plan will be designed to satisfy the requirements of Section 162(m) of the Code to permit the deduction for tax purposes of the full amount of such awards.

Under Section 162(m) of the Code, compensation in excess of $1 million paid in any one year to a public corporation’s covered employees who are employed by the corporation at year-end will generally not be deductible for federal income tax purposes unless the compensation is considered “qualified performance-based compensation” under Section 162(m) of the Code (or another exemption is met, including, but not limited to, instances when options are granted with an exercise or base price at least equal to 100 percent of the fair market value of the stock as of the grant date). Covered employees include the Chief Executive Officer and the three other most highly compensated executive officers as of the last day of the taxable year other than the Chief Executive Officer or Chief Financial Officer (collectively, the “Covered Employees”).

In order to qualify as qualified performance-based compensation, among other requirements, Section 162(m) of the Code requires that stockholders approve the material terms of the Performance Goals every five years if the Compensation Committee has the authority to change the targets under a Performance Goal. Thus, in addition to approving Amendment No. 1 and Amendment No. 2, the stockholders are being asked to re-approve the materials terms of the Performance Goals. If the stockholders re-approve the material terms of the Performance Goals at the Annual Meeting pursuant to Section 162(m) of the Code, then performance-based awards granted to Covered Employees following such stockholder re-approval can be designed to be Section 162(m) compliant awards.

The Company has not obtained Section 162(m) Re-approval since the approval of the 2008 Plan at the 2008 Annual Meeting of Stockholders. Therefore, it is necessary that the stockholders re-approve the material terms of the Performance Goals in order for performance-based Stock Grants, Restricted Units or Performance Units (as such terms are defined below) made subsequent to April 29, 2013 (five years following stockholder approval of the 2008 Plan) to be exempt from the $1 million deduction limitation under Section 162(m) of the Code. Since April 29, 2013, the Company has not made any awards of performance-based Stock Grants, Restricted Units or Performance Units.

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The rules and regulations promulgated under Section 162(m) of the Code are subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as qualified performance-based compensation under Section 162(m) of the Code and/or deductible by the Company. A number of requirements must be met under Section 162(m) of the Code in order for particular compensation to so qualify for the exception such that there can be no assurance that “qualified performance-based” compensation under the 2008 Plan will be fully deductible under all circumstances.

Section 162(m) Re-approval contemplates no changes to the material terms of the Performance Goals from those previously approved by stockholders. In accordance with Section 162(m) of the Code, the material terms include the employees eligible to receive compensation; a description of the business criteria on which the performance goal is based; and either the maximum amount of compensation that could be paid to any employee or the formula used to calculate the amount of compensation to be paid to the employee if the performance goal is attained (except that, in the case of a formula based, in whole or in part, on a percentage of salary or base pay, the maximum dollar amount of compensation that could be paid to the employee must be disclosed). The material terms of the 2008 Plan are summarized in this section and discussed further below in this Proposal 4.

Business Criteria Underlying Performance Goals. Performance Goals for an award that is intended to satisfy the requirements of Section 162(m) of the Code shall be based on achieving specified levels of one or any combination of the Performance Goals (with respect to the Company on a consolidated basis, by division, segment and/or business unit) set forth in the 2008 Plan:

•	net sales;
•	revenue;
•	revenue growth or product revenue growth;
•	operating income (before or after taxes);
•	pre- or after-tax income (before or after allocation of corporate overhead and bonus);
•	earnings per share;
•	net income (before or after taxes);
•	return on equity;
•	total stockholder return;
•	return on assets or net assets;
•	appreciation in and/or maintenance of the price of the shares or any other publicly-traded securities of the Company;
•	market share;
•	gross profits;
•	earnings (including earnings before taxes, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization or earnings before interest, taxes, depreciation, amortization and option expense);
•	economic value-added models or equivalent metrics;
•	comparisons with various stock market indices;
•	reductions in costs;
•	cash flow or cash flow per share (before or after dividends);
•	return on capital (including return on total capital or return on invested capital);
•	cash flow return on investment;
•	improvement in or attainment of expense levels or working capital levels;
•	operating margins;
•	gross margins or cash margin;
•	year-end cash;
•	debt reductions;
•	stockholder equity;
•	specific and objectively determinable regulatory achievements; and
•	implementation, completion or attainment of specific and objectively determinable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

The Performance Goals also may be based solely by reference to the Company’s performance or the performance of a subsidiary, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Compensation Committee may express any goal in alternatives, such as including or excluding (a) any acquisitions or dispositions, restructurings, discontinued operations, extraordinary items and other unusual or non-recurring charges, (b) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles.

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Eligibility. The persons eligible to receive performance-based compensation pursuant to the achievement of performance measures are key employees and directors of the Company. A key employee is any employee of the Company or any subsidiary, parent or affiliate of the Company designated by the Compensation Committee who, in the judgment of the Compensation Committee, acting in its absolute discretion, is key directly or indirectly to the success of the Company. While all employees are highly valued, for purposes of the Plan, the Company estimates that there are currently approximately 80 key employees.

Award Limits. The maximum incentive award of Performance Units that may be received in any year by a key employee is Performance Units in an amount of $1 million. The maximum award in a calendar year in respect of other types of awards are as follows: no key employee in any calendar year may be granted an Option to purchase more than 500,000 shares of Common Stock, SARs with respect to more than 500,000 shares of Common Stock, and Stock Grants and Restricted Units that are intended to comply with the requirements of Section 162(m) of the Code representing more than 350,000 shares of Common Stock.

The Board and the Compensation Committee unanimously re-approved the material terms for payment of performance-based compensation and believe that the material terms are in the best interests of the Company and its stockholders. The material terms will become effective upon Section 162(m) Re-approval. If Section 162(m) Re-approval is not received from stockholders at the Annual Meeting, while performance-based awards could still be granted, the Company would not be able to deduct compensation in excess of $1 million to Covered Employees for federal income tax purposes.

The approval of this Proposal 4 constitutes the approval of all of Amendment No. 1, Amendment No. 2 and the Section 162(m) Re-approval. Upon stockholder approval of this Proposal 4, no further awards will be made under the CHS Plan, which was assumed and adopted by the Company in connection with its acquisition of CHS in March 2010.

The discussion below in the remainder of this Proposal 4 summarizes the material terms of the 2008 Plan, assuming stockholder approval of this Proposal 4. This discussion does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2008 Plan, as proposed to be amended, a copy of which is attached to this Proxy Statement as Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSED AMENDMENTS TO THE 2008 PLAN AND THE RE-APPROVAL OF
THE MATERIAL TERMS OF THE PERFORMANCE GOALS SPECIFIED THEREIN.

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VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

BIOSCRIP, INC. 100 CLEARBROOK RD. ELMSFORD, NY 10523

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors Nominees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Richard M. Smith	02 Charlotte W. Collins	03 Samuel P. Frieder	04 Myron Z. Holubiak	05 David R. Hubers
06 Yon Y. Jorden	07 Tricia H. Nguyen	08 Richard L. Robbins	09 Stuart A. Samuels	10 Gordon H. Woodward

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:	For	Against	Abstain
2. Advisory vote to approve the Company's executive compensation.	☐	☐	☐
3. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.	☐	☐	☐
4. Approval of amendments to the BioScrip, Inc. 2008 Equity Incentive Plan and re-approval of the material terms of the performance goals specified therein.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

Please date and sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000209831_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement and Form 10-K is/are available at www.proxyvote.com .

BIOSCRIP, INC.
Annual Meeting of Stockholders
May 8, 2014

This proxy is solicited on behalf of the Board of Directors of BioScrip, Inc.

The stockholder(s) hereby appoint(s) Richard M. Smith and Kimberlee C. Seah, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of BIOSCRIP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, local time, on May 8, 2014, at the Sheraton Tarrytown Hotel, 600 White Plains Road, Tarrytown, New York 10591, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made BUT THIS PROXY IS PROPERLY EXECUTED BY THE STOCKHOLDER, this proxy will be voted in accordance with the Board of Directors' recommendations set forth herein. The individuals designated above will vote in their discretion on any other matter that may properly come before the meeting OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed and dated on reverse side

0000209831_2 R1.0.0.51160